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                                                             Exhibit 23

                         Consent of Independent Auditors


     We consent to the incorporation by reference in the (I) Registration Statements (Forms S-8, No. 33-24619 dated October 10, 1988, and No. 33-87052 dated December 5, 1994) pertaining to the Invacare Corporation Stock Option Plan, and (ii) Registration Statement (Form S-3, No. 33-57967) and related prospectus, of our report dated February 1, 1996, with respect to the consolidated financial statements and schedule of Invacare Corporation and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1995.


                                ERNST & YOUNG LLP


Cleveland, Ohio
March 25, 1996